BOSTON SCIENTIFIC AND JOHNSON & JOHNSON
ANNOUNCE SETTLEMENT OF PATENT DISPUTES

Natick, MA (September 29, 2009) — Boston Scientific Corporation (NYSE: BSX) today announced the settlement of more than a dozen lawsuits involving Johnson & Johnson, including the Palmaz-NIR suit. All the disputes involved intellectual property in the interventional cardiology arena. In connection with the settlement, Boston Scientific will make a payment of $716 million to Johnson & Johnson. The settlement payment is within Boston Scientific’s existing reserve for the Palmaz-NIR suit and will be made from existing cash on hand.

“We are pleased we have been able to significantly reduce the amount of outstanding litigation we have with Johnson & Johnson,” said Ray Elliott, President and Chief Executive Officer of Boston Scientific. “We continue to work with them to resolve other outstanding matters.”

The settlement includes cross licenses for all the patents in the suits, other than the Palmaz patent, which has expired.

The lawsuits are listed below.

1.	Cordis Corporation v. Medtronic Vascular, Inc., Boston Scientific Corporation et al., D. Del., CA 97-550;

2.	Johnson & Johnson Inc., Expandable Grafts Partnership & Cordis Corporation v. Boston Scientific Ltd./Boston Scientifique LTEE, Canadian Federal Court, Toronto, Ontario docket: T-1822-97;

3.	Johnson & Johnson Inc. v. Boston Scientific Ltd./Boston Scientifique LTEE, Canadian Federal Court, Toronto, Ontario docket T-63-08;

4.	Boston Scientific Corporation v. Johnson & Johnson, ND Cal., CA 3:02-cv-790;

5.	Schneider (Europe) GmbH v. Johnson & Johnson Medical NV, Brussels Court of First Instance under General Docket No. A.R. 04/9656/A/;

6.	Schneider (Europe) GmbH v. Cordis Medizinische Apparate GmbH, Dusseldorf District Court, Action No. 4b O 211/07;

7.	Schneider (Europe) GmbH v. Cordis, First Instance Court of Paris, Docket No. 06/02.924;

8.	Schneider (Europe) GmbH v. Johnson & Johnson Medical S.P.A., Court of Turin;

9.	Cordis v. Schneider - Damage request filed August 3, 2009;

10.	Boston Scientific Scimed, Inc. v. Cordis Corporation, D. Del., CA 03-283;

11.	Boston Scientific Scimed Inc. v. Cordis Medizinische Apparate GmbH, District Court of Mannheim, Civil Division, docket No. 7 O 429/04;

12.	Boston Scientific Scimed Inc. v. Cordis Medizinische Apparate GmbH, District Court of Mannheim, Civil Division, docket No. 7 O 18/08;

13.	Scimed Life Systems, Inc. v. Cordis Corporation, United States District Court, Minnesota, Civil Action 97-752; and

14.	Cordis Corporation v. Scimed Life Systems, Inc., United States District Court, Minnesota, Civil Action 4-96-261.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding litigation, intellectual property and new product development. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:	Paul Donovan 508-650-8541 (office) 508-667-5165 (mobile) Media Relations Boston Scientific Corporation
Larry Neumann 508-650-8696 (office) Investor Relations Boston Scientific Corporation